Exhibit 32

AGNC Investment Corp.
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
We, Gary Kain, Chief Executive Officer, President and Chief Investment Officer, and Peter Federico, Executive Vice President and Chief Financial Officer of AGNC Investment Corp. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GARY KAIN
Name:	Gary Kain
Title:	Chief Executive Officer, President and Chief Investment Officer (Principal Executive Officer)
Date:	August 3, 2017

/s/ PETER FEDERICO
Name:	Peter Federico
Title:	Chief Financial Officer and Executive Vice President (Principal Financial Officer)
Date:	August 3, 2017

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.